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                                                                     EXHIBIT 1.2

                                                              Option to Purchase
                                                                           Units
                                  IRATA, INC.
                             Unit Purchase Option
                            Dated: January 8, 1997


          THIS CERTIFIES THAT [Royce Investment Group, Inc.] (herein sometimes called the "Holder") is entitled to purchase from Irata, Inc., a Texas corporation (hereinafter called the "Company"), at the prices and during the periods as hereinafter specified, up to 9.74 Units (the "Units"), each Unit consisting of 50,000 shares of the Company's Class A Common Stock, $10 par value, as now constituted ("Common Stock"), and 50,000 Common Stock Purchase Warrants ("Warrants"). Each Warrant is exercisable to purchase one share of Common Stock.

      This Unit Purchase Option, together with options of like tenor, constituting in the aggregate options (the "Options") to purchase 9.74 Units (the "Option Units"), subject to adjustment in accordance with Section 8 of this Option, was originally issued pursuant to an agency agreement between the Company and Royce Investment Group, Inc. ("Royce") and Spencer Trask Securities Incorporated ("Trask"), as placement agents (the "Placement Agents") in connection with a private offering (the "Offering") of a maximum of 69 Units (the "Offering Units") through the Placement Agents.

        Except as specifically otherwise provided herein, the Warrants shall be governed by the same terms and conditions of the Form of Common Stock Purchase Warrant attached hereto as Exhibit A (the "Warrant Agreement"), except that (i) the holder of this Option (the "Holder") shall have registration rights under the Securities Act of 1933, as amended (the "Act"), for the Common Stock included in the Option Units, and the shares of Common Stock underlying the Warrants included in the Option Units, as more fully described in Section 6 of this Option and (ii) the Warrants included in the Option Units shall be exercisable through November 1, 2001. The Company will list the Common Stock underlying this Option on the Nasdaq National Market, the Nasdaq Small Cap Market or such other exchange or market as the Common Stock may then be listed or quoted. In the event of any reduction of the exercise price of the Warrants included in the Offering Units, the same change to the Warrants included in the Option Units shall be simultaneously effected.

        1. The rights represented by this Option shall be exercised at the prices, subject to adjustment in accordance with Section 8 of this Option ("the "Exercise Price"), and during the periods as follows:

                    (a) Between November 1, 1996, and November 1, 2001,

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               inclusive, the Holder shall have the option to purchase Option
               Units hereunder at a price of $25,000 per Unit. For purposes of the adjustments under Section 8 hereof, the Per Share Exercise Price shall be deemed to be $.50, subject to further adjustment as provided in such Section 8.

                    (b) After November 1, 2001, the Holder shall have no right to purchase any Units hereunder.

          2. (a) The rights represented by this Option may be exercised at any time within the period above specified, in whole or in part, by (i) the surrender of this Option (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); and (ii) payment to the Company of the Exercise Price then in effect for the number of Option Units specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any. This Option shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date this Option is surrendered and payment is made in accordance with the foregoing provisions of this Section 2, and the person or persons in whose name or names the certificates for shares of Common Stock and Warrants shall be issuable upon such exercise shall become the holder or holders of record of such Common Stock and Warrants at that time and date. The certificates for the Common Stock and Warrants so purchased shall be delivered to the Holder as soon as practicable but not later than ten (10) days after the rights represented by this Option shall have been so exercised.

               (b) At any time during the period above specified, during which this Option may be exercised, the Holder may, at its option, exchange this Option, in whole or in part (an "Option Exchange"), into the number of Option Units determined in accordance with this Section 2(b), by surrendering this Option at the principal executive office of the Company or at the office of its stock transfer agent, accompanied by a notice stating such Holder's intent to effect such exchange, the number of Option Units into which this Option is to be exchanged and the date on which the Holder requests that such Option Exchange occur (the "Notice of Exchange"). The Option Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date"). Certificates for the shares of Common Stock and Warrants issuable upon such Option Exchange and, if applicable, a new Option of like tenor evidencing the balance of the Option Units remaining subject to this Option, shall be issued as of the Exchange Date and delivered to the Holder within seven (7) days following the Exchange Date. In connection with any Option Exchange, this Option shall represent the right to subscribe for and acquire the number of Option Units (rounded to the next highest integer) equal to (x) the number of Option Units specified by the Holder in its Notice of Exchange up to the maximum number of Option Units subject to this Option (the "Total Number") less (y) the number of Option Units equal to the quotient obtained by dividing (A) the product of the Total Number and the existing Exercise Price by (B) the Fair Market Value. "Fair Market Value" shall mean first, if there is a trading market as indicated in Subsection (i) below for

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the Units, such Fair Market Value of the Units and if there is no such trading market in the Units, then Fair Market Value shall have the meaning indicated in Subsections (ii) through (v) below for the aggregate value of all shares of Common Stock and Warrants which comprise a Unit:

               (i) If the Units are listed on a national securities exchange or listed or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market or the Nasdaq Small Cap Market, the Fair Market Value shall be the average of the last reported sale prices or the average of the means of the last reported bid and asked prices, respectively, of the Units on such exchange or market for the twenty (20) business days ending on the last business day prior to the Exchange Date; or

               (ii) If the Common Stock or Warrants are listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market or the Nasdaq Small Cap Market, the Fair Market Value shall be the average of the last reported sale prices or the average of the means of the last reported bid and asked prices, respectively, of Common Stock or Warrants, respectively, on such exchange or market for the twenty (20) business days ending on the last business day prior to the Exchange Date; or

               (iii) If the Common Stock or Warrants are not so listed or admitted to unlisted trading privileges, the Fair Market Value shall be the average of the means of the last reported bid and asked prices of the Common Stock or Warrants, respectively, for the twenty (20) business days ending on the last business day prior to the Exchange Date; or

               (iv) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the Fair Market Value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the Exchange Date, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company; or

               (v) If the Warrants are not so listed or admitted to unlisted trading privileges, and bid and asked prices are not so reported for Warrants, then Fair Market Value for the Warrants shall be an amount equal to the difference between (i) the Fair Market Value of the shares of Common Stock which may be received upon the exercise of the Warrants, as determined herein, and (ii) the Warrant Exercise Price.

          3. Any assignment of this Option shall be effected by the Holder (i) executing the form of assignment at the end hereof and (ii) surrendering this Option for cancellation at the office or agency of the Company referred to in
Section 2 hereof, accompanied by a certificate

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(signed by an officer of the Holder if the Holder is a corporation), stating that each transferee is a permitted transferee under this Section 3 hereof; whereupon the Company shall issue, in the name or names specified by the Holder (including the Holder) a new Option or Options of like tenor and representing in the aggregate rights to purchase the same number of Option Units as are purchasable hereunder.

          4. The Company covenants and agrees that all shares of Common Stock which may be issued as part of the Option Units purchased hereunder and the Common Stock which may be issued upon exercise of the Warrants will, upon issuance, be duly and validly issued, fully paid and nonassessable and no personal liability will attach to the holder thereof. The Company further covenants and agrees that during the periods within which this Option may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of this Option and that it will have authorized and reserved a sufficient number of shares of Common Stock for issuance upon exercise of the Warrants included in the Option Units.

          5. This Option shall not entitle the Holder to any voting rights or any other rights, or subject to the Holder to any liabilities, as a stockholder of the Company.

          6. (a) The Company shall advise the Holder or its transferee, whether the Holder holds the Option or has exercised the Option and holds Option Units or any of the securities underlying the Option Units, by written notice at least two weeks prior to the filing of any new registration statement under the Act covering any securities of the Company (other than a registration statement on Form S-4, S-8 or other limited purpose form), for its own account or for the account of others, and will for a period of six years from August 14, 1996, upon the request of the Holder within 10 days after receipt of such notice from the Company, include in any such registration statement, such information as may be required to permit a public offering of the Common Stock included in the Option Units and/or the Common Stock issuable upon the exercise of the Warrants included in the Option Units (the "Registrable Securities"). If any registration pursuant to this Section 6(a) shall be underwritten in whole or in part, the Company may require that the Registrable Securities requested for inclusion pursuant to this Section 6(a) be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. In the event that the Registrable Securities requested for inclusion pursuant to this Section 6(a) together with any other shares which have similar piggyback registration rights (such shares and the Registrable Securities being collectively referred to as the "Requested Stock") would constitute more than 15% of the total number of shares to be included in a proposed underwritten public offering, or if in the good faith judgment of the managing underwriter of such public offering the inclusion of all of the Requested Stock originally covered by a request for registration would reduce the number of shares to be offered by the Company or interfere with the successful marketing of the shares of stock offered by the Company, the number of shares of Requested Stock otherwise to be included in the underwritten public offering may be reduced pro rata (by number of shares) among the holders thereof requesting such registration or excluded in their entirety if so required by the underwriter. To the extent only a portion of the

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Requested Stock is included in the underwritten public offering, those shares of
Requested Stock which are thus excluded from the underwritten public offering shall be withheld from the market by the holders thereof for a period, not to exceed 120 days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering.


               (b) If any 50% holder (as defined below) shall give notice to the Company at any time to the effect that such holder desires to register the Registrable Securities under the Act, then the Company will promptly, but no later than three weeks after receipt of such notice, prepare and file a registration statement pursuant to the Act, to the end that the Registrable Securities may be publicly sold under the Act as promptly as practicable thereafter and the Company will use its best efforts to cause such registration statement to become and remain effective (including the taking of such steps as are necessary to obtain the removal of any stop order); provided, that such 50% holder shall furnish the Company with appropriate information in connection therewith as the Company may reasonably request in writing. The 50% holder may, at its option, request the filing of a registration statement under the Act pursuant to this Section 6(b) on one occasion during the five year period beginning three months from _______, 1996. The 50% holder may, at its option request the registration of the Registrable Securities in a registration statement made by the Company as contemplated by Section 6(a) or in connection with a request made pursuant to this Section 6(b) prior to acquisition of the Registrable Securities issuable upon exercise of the Option and even though the Holder has not given notice of exercise of the Option.

          Within ten days after receiving any such notice pursuant to this
Section 6(b), the Company shall give notice to the other holders of the Options, advising that the Company is proceeding with a new registration statement and offering to include therein the securities underlying the Options of the other holders, provided that they shall furnish the Company with such appropriate information (relating to the intentions of such holders) in connection therewith as the Company shall reasonably request in writing. In the event the registration statement is not filed within the period specified herein, the expiration date of this Option and the underlying Warrants shall be extended by an amount of time equal to the delay in filing, and in the event the registration statement is not declared effective under the Act prior to ________, 2001, the Company shall extend the expiration date of the Option and the underlying Warrants to a date not less than 90 days after the effective date of such registration statement.

          All costs and expenses of the first such new registration statement under this paragraph 6(b) and all registrations under paragraph 6(a) shall be borne by the Company, except that the holders shall bear the fees of their own counsel and any underwriting discounts or commissions applicable to any of the securities sold by them. If the Company determines to include securities to be sold by it in any registration statement originally requested pursuant to this
Section 6(b), such registration shall instead be deemed to have been a registration under Section 6(a) and not under this Section 6(b).

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          The Company will maintain such registration statement or post-
effective amendment current under the Act for a period of at least six months (and for up to an additional three months if requested by the Holder) from the effective date thereof.

               (c) The term "50% holder" as used in this Section 6 shall mean the holder of at least 50% of the Common Stock included in the Option Units and the shares of Common Stock underlying the Warrants included in the Option Units (considered in the aggregate) and shall include any owner or combination of owners of such securities, which ownership shall be calculated by determining the number of shares of Common Stock held by such owner or owners as well as the number of shares of Common Stock then issuable upon exercise of the Warrants.

               (d) Whenever pursuant to Section 6 a registration statement relating to any Registrable Securities is filed, amended or supplemented under the Act the Company shall (i) supply prospectuses and such other documents as the Holder may request in order to facilitate the public sale or other disposition of the Registrable Securities, (ii) use its best efforts to register and qualify any of the Registrable Securities for sale in such states as such Holder designates, provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified, (iii) furnish indemnification in the manner provided in Section 7 hereof, (iv) notify each Holder of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and, at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) do any and all other acts and things which may be necessary or desirable to enable such Holders to consummate the public sale or other disposition of the Registrable Securities. The Holder shall furnish appropriate information in connection therewith and indemnification as set forth in
Section 7.

               (e) The Company shall furnish to each Holder participating in the offering and to each underwriter, if any, a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (ii) if such registration includes an underwritten public offering, a "cold comfort" letter dated the effective date of such registration statement and dated the date of the closing under the underwriting agreement signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same

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matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

               (f) The Company shall deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below and to the managing underwriter copies of all correspondence between the Securities and Exchange Commission (the "Commission") and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonable necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. ("NASD"). Such investigation shall include access to non-confidential books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times as any such Holder shall reasonably request.

          7. (a) Whenever pursuant to Section 6 a registration statement relating to the Registrable Securities is filed, amended or supplemented under the Act, the Company will indemnify and hold harmless each holder of the Registrable Securities covered by such registration statement, amendment or supplement (such holder being hereinafter called the "Distributing Holder"), and each person, if any, who controls (within the meaning of the Act) the Distributing Holder, and each underwriter (within the meaning of the Act) of such securities and each person, if any, who controls (within the meaning of the Act) any such underwriter, against any losses, claims, damages or liabilities, joint or several, to which the Distributing Holder, any such controlling person or any such underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and will reimburse the Distributing Holder and each such controlling person and underwriter for any legal or other expenses reasonably incurred by the Distributing Holder or such controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder specifically for use in the preparation thereof.

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               (b) Each Distributing Holder agrees, severally but not jointly, to indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in said registration statement, said preliminary prospectus, said final prospectus, or said amendment or supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder specifically for use in the preparation thereof; except that the maximum amount which may be recovered from the Distributing Holder pursuant to this Section 7 or otherwise shall be limited to the amount of net proceeds received by the Distributing Holder from the sale of the Registrable Securities.

               (c) Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this
Section 7.

               (d) In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

          (8) In addition to the provisions of Section 1(a) of this Option, the Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Option shall be subject to adjustment from time to time upon the happening of certain events as follows:

               (a) In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of

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          such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

               (b) In case the Company shall fix a record date for the issuance of rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (the "Subscription Price") (or having a conversion price per share) less than (i) the current market price of the Common Stock (as defined in Subsection (h) below) on the record date mentioned below, or (ii) the Per Share Exercise Price on such record date, the Exercise Price shall be adjusted so that the same shall equal the lower of (i) the price determined by multiplying the number of shares then comprising an Option Unit by the product of the Per Share Exercise Price in effect immediately prior to the date of such issuance multiplied by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the record date mentioned below and the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price per share of the Common Stock, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such record date and the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible) or (ii) in the event the Subscription Price is equal to or higher than the current market price but is less than the Per Share Exercise Price, the price determined by multiplying the number of shares then comprising an Option Unit by the product of the Per Share Exercise Price in effect immediately prior to the date of issuance multiplied by a fraction, the numerator of which shall be the sum of the number of shares outstanding on the record date mentioned below and the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at the Per Share Exercise Price in effect immediately prior to the date of such issuance, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on the record date mentioned below and the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants; and to the extent that shares of

                                       9
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          Common Stock are not delivered (or securities convertible into Common
          Stock are not delivered) after the expiration of such rights or warrants the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.

               (c) In case the Company shall hereafter distribute to the holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions and dividends or distributions referred to in Subsection (a) above) or subscription rights or warrants (excluding those referred to in Subsection (b) above), then in each such case the Exercise Price in effect thereafter shall be determined by multiplying the number of shares then comprising an Option Unit by the product of the Per Share Exercise Price in effect immediately prior thereto multiplied by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the current market price per share of Common Stock (as defined in Subsection (h) below), less the fair market value (as determined by the Company's Board of Directors) of said assets or evidences of indebtedness so distributed or of such rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such current market price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

               (d) In case the Company shall issue shares of its Common Stock excluding shares issued (i) in any of the transactions described in Subsections (a), (b), (c) or (e) of this Section 8; (ii) upon exercise of options granted to the Company's employees under a plan or plans adopted by the Company's Board of Directors and approved by its stockholders, if such shares would otherwise be included in this Subsection (d), (but only to the extent that the aggregate number of shares excluded hereby and issued after the date hereof, shall not exceed 10% of the Company's Common Stock outstanding at the time of any issuance); (iii) upon exercise of options and warrants or upon conversion of convertible securities outstanding at ________, 1996, and this Option; (iv) to stockholders of any corporation which merges into the Company in proportion to their stock holdings of such corporation immediately prior to such merger, upon such merger; (v) in a bona fide public offering pursuant to a firm commitment underwriting; or (vi) issued in connection with a corporate partnering transaction, but only if no adjustment is required pursuant to any other specific subsection of this Section (8) (without regard to Subsection (i) below) with respect to the transaction giving rise to such rights for a consideration per share (the "Offering Price") less than (i) the

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          current market price per share as defined in Subsection (h) below on the date the Company fixes the offering price of such additional shares, or (ii) the Per Share Exercise Price, then the Exercise Price shall be adjusted immediately thereafter so that it shall equal the lower of (i) the price determined by multiplying the number of shares then comprising an Option Unit by the product of the Per Share Exercise Price in effect immediately prior thereto multiplied by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and the number of shares of Common Stock which the aggregate consideration received determined as provided in Subsection (g) below for the issuance of such additional shares would purchase at such current market price per share of Common Stock, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares or (ii) in the event the Offering Price is equal to or higher than the current market price per share but less than the Per Share Exercise Price, the price determined by multiplying the number of shares then comprising an Option Unit by the product of the Per Share Exercise Price in effect immediately prior to the date of issuance multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and the number of shares of Common Stock which the aggregate consideration received determined as provided in Subsection
          (g) below for the issuance of such additional shares would purchase at the Per Share Exercise Price in effect immediately prior to the date of such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made.

               (e) In case the Company shall issue any securities convertible into or exchangeable for its Common Stock excluding securities issued in transactions described in Subsections (b) and (c) above for a consideration per share of Common Stock (the "Conversion Price") initially deliverable upon conversion or exchange of such securities determined as provided in Subsection (g) below less than (i) the current market price per share as defined in Subsection (h) below in effect immediately prior to the issuance of such securities, or (ii) the Per Share Exercise Price, then the Exercise Price shall be adjusted immediately thereafter so that it shall equal the lower of
          (i) the price determined by multiplying the number of shares then comprising an Option Unit by the product of the Per Share Exercise Price in effect immediately prior thereto multiplied by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such securities and the number of shares of Common Stock which the aggregate consideration received determined as provided in Subsection
          (g) below for such securities would purchase at such current market price per share of Common Stock, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance and the maximum number of shares of Common Stock of the Company deliverable upon conversion of or in exchange for such securities at the initial conversion or exchange price or rate, or (ii) in the event the Conversion Price is equal to or higher than the current market price per share but less than the Per Share Exercise Price, the price determined by multiplying the number of shares then comprising an Option Unit by the product of the Per Share Exercise Price in effect immediately prior to the date of issuance multiplied by a fraction, the numerator of which shall be the sum of the number of shares outstanding immediately prior to the issuance of such securities and the number of shares of Common Stock which the aggregate consideration received determined as provided in Subsection (g) below for such securities would purchase at the Per Share Exercise Price in effect immediately prior to the date of such issuance, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such securities and the maximum number of shares of Common Stock of the Company deliverable upon conversion of or in exchange for such securities at the initial conversion or exchange price or rate. Such adjustment shall be made successively whenever such an issuance is made.

               (f) Whenever the Exercise Price payable upon exercise of each Option is adjusted pursuant to Subsections (a), (b), (c), (d) or (e) above, (i) the number of shares of Common Stock included in an Option Unit shall simultaneously be adjusted by multiplying the number of shares of Common Stock included in Option Unit immediately prior to such adjustment by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Exercise Price, as adjusted and (ii) the number of shares of Common Stock or other securities issuable upon exercise of the Warrants included in the Option Units and the exercise price of such Warrants shall be adjusted in accordance with the applicable terms of the Warrant Agreement.

               (g) For purposes of any computation respecting consideration received pursuant to Subsections (d) and (e) above, the following shall apply :

                   (A) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the net amount of such cash actually received by the Company;

                   (B) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive, but in no event more than the amount entered on the books of the Company; and

                   (C) in the case of the issuance of securities convertible
                 into or
                 exchangeable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the net consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof the consideration in each case to be determined in the same manner as provided in clauses (A) and (B) of this Subsection (g).

                   (h) For the purpose of any computation under Subsections (b),
                 (c), (d) and (e) above, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for 30 consecutive business days before such date. The closing price for each day shall be the last sale price regular way or, in case no such reported sale takes place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange, including the Nasdaq National Market, on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on such exchange or market, the average of the highest reported bid and lowest reported asked prices as reported by Nasdaq, or other similar organization if Nasdaq is no longer reporting such information, or if not so available, the fair market price as determined by the Board of Directors.

                   (i) No adjustment in the Exercise Price shall be required
                 unless such adjustment would require an increase or decrease of at least two and one-half cents ($0.025) in such price; provided, however, that any adjustments which by reason of this Subsection (i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this
                 Section 8 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this
                 Section 8 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this
                 Section 8, as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any Federal income tax liability to the holders of Common Stock or securities convertible into Common Stock (including Warrants issuable upon exercise of this Option).

                   (j) Whenever the Exercise Price is adjusted, as herein
                 provided, the Company shall promptly cause a notice setting forth the adjusted Exercise Price and adjusted number of Option Units issuable upon exercise of each Option and, if requested, information describing the transactions giving rise to such adjustments, to be mailed to the Holders, at the address set forth herein, and shall cause a certified copy thereof to be mailed to its transfer agent, if any. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section 8, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment, barring obvious error.

                   (k) In the event that at any time, as a result of an
                 adjustment made pursuant to Subsection (a) above, the Holder of this Option thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Option shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (a) to (i), inclusive above.

                    (l) In case any event shall occur as to which the other
                 provisions of this Section 8 or Section 1(a) hereof are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the purchase rights represented by this Option in accordance with the essential intent and principles hereof then, in each such case, the Holders of Options representing the right to purchase a majority of the Option Units may appoint a firm of independent public accountants reasonably acceptable to the Company, which shall give their opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established herein, necessary to preserve the purchase rights represented by the Options. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holder of this Option and shall make the adjustments described therein. The fees and expenses of such independent public accountants shall be borne equally by the Company and the Holder.

                 9. This Agreement shall be governed by and in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

                 IN WITNESS WHEREOF, the Company has caused this Option to be signed by its duly authorized officers under its corporate seal, and this Option to be dated December , 1996.

                                               IRATA, INC.
                                               By:_________________________
                                                  Lance Wimmer, President
(Corporate Seal)
Attest:

____________________________
Sue Camp, Secretary

                                 PURCHASE FORM

                  (To be signed only upon exercise of option)


          The undersigned, the holder of the foregoing Option, hereby irrevocably elects to exercise the purchase rights represented by such Option for, and to purchase thereunder, Units of Irata, Inc., each Unit consisting of 50,000 shares of $.10 par value Class A Common Stock, and 50,000 Common Stock Purchase Warrants, and herewith makes payment of $____ thereof, and requests that the Warrants and certificates for shares of Common Stock be issued in the
name(s) of, and delivered                       to whose address(es) is (are )

Dated:




                                __________________________________


                                __________________________________
                                Address


                                OPTION EXCHANGE



          The undersigned, pursuant to the provisions of the foregoing Option, hereby elects to exchange its Option for ________Units of Irata, Inc., each Unit consisting of 50,000 shares of $.10 par value Class A Common Stock, and 50,000 Common Stock Purchase Warrants, pursuant to the Option Exchange provisions of the Option.

Dated:


                                _________________________________


                                __________________________________
                                Address

                                 TRANSFER FORM

                (To be signed only upon transfer of the Option)


          For value received, the undersigned hereby sells, assigns,
and transfers unto                        the right to purchase Units
represented by the foregoing Option to the extent of      Units , and
appoints                               attorney to transfer such
rights on the books of                    , with full power of
substitution in the premises.


Dated:                  , 19


                              By:_______________________________


                              __________________________________
                              Address

In the presence of:

                           Exhibit A

             Form of Common Stock Purchase Warrant

********************************************************************************












                         COMMON STOCK PURCHASE WARRANT




                      To Purchase Class A Common Stock of





                                  IRATA, INC.






********************************************************************************

           Void after 5:00 p.m. New York Time, on __________, 2001.
              Warrant to Purchase ______ Shares of Common Stock.

                       WARRANT TO PURCHASE COMMON STOCK

                                      OF

                                  IRATA, INC.





          This is to Certify That, FOR VALUE RECEIVED, , or assigns ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from Irata, Inc., a Texas corporation ("Company"), _______ fully paid, validly issued and nonassessable shares of Class A Common Stock, par value $.10 per share, of the Company ("Common Stock") at a cash price per share equal to $1.00 through ________, 1998 and $1.50 from ______, 1998 through ______, 2001. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price".

          (a) EXERCISE OF WARRANT. This Warrant may be exercised in whole or in part at any time or from time to time on or after ______________, 1996 and until ___________, 2001 (the "Exercise Period"), subject to the provisions of Section
(i) hereof; provided, however, that if either such day is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day. This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. As soon as practicable after each such exercise of the warrants, but not later than seven
(7) days from the date of such exercise, the Company shall issue and deliver to the Holder a certificate or certificate for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder.

          (b) RESERVATION OF SHARES. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of the Warrants.

          (c) FRACTIONAL SHARES. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined as follows:


              (1) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market, the current market value shall be the last reported sale price of the Common Stock on such exchange or market on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or market; or

              (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, but is traded on the Nasdaq Small Cap Market, the current market value shall be the average of the closing bid and asked prices for such day on such market and if the Common Stock is not so traded, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

              (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

          (d) EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the

Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

          (e) RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

          (f) ANTI-DILUTION PROVISIONS. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events as follows:

               (1) In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

               (2) In case the Company shall fix a record date for the issuance of rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (the "Subscription Price") (or having a conversion price per share) less than the current market price of the Common Stock (as defined in Subsection (8) below) on the record date mentioned below, the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the date of such issuance by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the record date mentioned below and the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price per share of the Common Stock, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such record date and the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants; and to the extent that shares of Common Stock are not delivered (or securities convertible into Common Stock are not delivered) after the expiration of such rights or warrants the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.


            (3) In case the Company shall hereafter distribute to the holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions and dividends or distributions referred to in Subsection (1) above) or subscription rights or warrants (excluding those referred to in Subsection (2) above), then in each such case the Exercise Price in effect thereafter shall be determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the current market price per share of Common Stock (as defined in Subsection (8) below), less the fair market value (as determined by the Company's Board of Directors) of said assets or evidences of indebtedness so distributed or of such rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such current market price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

            (4) In case the Company shall issue shares of its Common Stock excluding shares issued (i) in any of the transactions described in Subsection (1) above, (ii) upon exercise of options granted to the Company's employees under a plan or plans adopted by the Company's Board of Directors and approved by its shareholders, if such shares would otherwise be included in this Subsection (4), (but only to the extent that the aggregate number of shares excluded hereby and issued after the date hereof, shall not exceed 10% of the Company's Common Stock outstanding at the time of any issuance) (iii) upon exercise of options and warrants outstanding at ______, 1996 and this Warrant (iv) to stockholders of any corporation which merges into the Company in proportion to their stock holdings or option holdings of such corporation immediately prior to such merger, upon such merger, (v) issued in a bona fide public offering pursuant to a firm commitment underwriting (vi) issued in connection with a corporate partnering transaction, but only if no adjustment is required pursuant to any other specific subsection of this Section (f) (without regard to Subsection (9) below) with respect to the transaction giving rise to such rights for a consideration per share (the "Offering Price") less than the current market price per share as defined in

          Subsection (8) below on the date the Company fixes the offering price of such additional shares, the Exercise Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and the number of shares of Common Stock which the aggregate consideration received determined as provided in Subsection (7) below for the issuance of such additional shares would purchase at such current market price per share of Common Stock, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares Such adjustment shall be made successively whenever such an issuance is made.

            (5) In case the Company shall issue any securities convertible into or exchangeable for its Common Stock excluding securities issued in transactions described in Subsections (2) and (3) above for a consideration per share of Common Stock (the "Conversion Price") initially deliverable upon conversion or exchange of such securities determined as provided in Subsection (7) below less than the current market price per share as defined in Subsection (8) below in effect immediately prior to the issuance of such securities, the Exercise Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such securities and the number of shares of Common Stock which the aggregate consideration received (determined as provided in Subsection (7) below) for such securities would purchase at such current market price per share of Common Stock, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance and the maximum number of shares of Common Stock of the Company deliverable upon conversion of or in exchange for such securities at the initial conversion or exchange price or rate. Such adjustment shall be made successively whenever such an issuance is made.

            (6) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsections (1), (2), (3), (4) and (5) above, the number of Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Shares initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

            (7) For purposes of any computation respecting consideration received pursuant to Subsections (4) and (5) above, the following shall apply:

                (A) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the net amount of such cash actually received by the Company;

                (B) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive, but in no event more than the amount entered on the books of the Company; and

                (C) in the case of the issuance of securities convertible into or exchangeable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the net consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (A) and (B) of this Subsection (7)).

            (8) For the purpose of any computation under Subsections (2), (3),
    (4) and (5) above, the current market price per share of Common Stock at any date shall be determined in the manner set forth in Section (c) hereof except that the current market price per share shall be deemed to be the average of the prices for 30 consecutive business days immediately preceding such date.
            (9) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least two and one-half cents ($.025) in such price; provided, however, that any adjustments which by reason of this Subsection (9) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section (f) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section (f) to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Section (f), as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any Federal income tax liability to the holders of Common Stock or securities convertible into Common Stock (including Warrants).

            (10) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly, cause a notice setting forth the adjusted Exercise Price and adjusted number of Shares issuable upon exercise of each Warrant, and, if requested, information describing the transactions giving rise to such adjustments, to be mailed to the Holders at their last addresses appearing in the Warrant Register, and shall cause a certified copy thereof to be mailed to its transfer agent, if any. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section (f), and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment, barring obvious error.

            (11) In the event that at any time, as a result of an adjustment made pursuant to Subsection (1) above, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (1) to (9), inclusive above.

            (12) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Agreement .

    (g) OFFICER'S CERTIFICATE. Whenever the Exercise Price shall be adjusted as required by the provisions of the foregoing Section, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the holder or any holder of a Warrant executed and delivered pursuant to Section (a) and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder or any such holder.

    (h) NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least fifteen days prior the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

          (i) RECLASSIFICATION, REORGANIZATION OR MERGER. Subject to the provisions of Section (k)(2) hereof, in case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section (i) shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Subsection (1) of Section (f) hereof.


                              IRATA, INC.
                              By   ______________________________

[SEAL]



Dated:  ____________, 1996




Attest:

_____________________________

                                 PURCHASE FORM


                                        Dated ____________

          The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _______ shares of Class A Common Stock and hereby makes payment of _______ in payment of the actual exercise price thereof.


                        ________________


             INSTRUCTIONS FOR REGISTRATION OF STOCK


Name ________________________________
(Please typewrite or print in block letters)


Address ______________________________

Signature ____________________________

                                ASSIGNMENT FORM

          FOR VALUE RECEIVED, ______________ hereby sells, assigns and transfers unto




Name _____________________________
(Please typewrite or print in block letters)


Address ____________________________

the right to purchase Class A Common Stock represented by this Warrant to the extent of ______ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ___________ as attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Date ______________________

Signature ___________________